Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-187884 on Form S-8 of Taylor Morrison Home Corporation of our reports dated February 23, 2018, relating to the consolidated financial statements of AV Homes, Inc. and subsidiaries (“AV Homes”) and the effectiveness of AV Homes’ internal control over financial reporting as of December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Phoenix, AZ

October 26, 2018